Exhibit 99.1

180 Life Sciences Corp. Co-Founder Prof. Jagdeep Nanchahal Presents Keynote Address at the 2021 International Dupuytren Symposium, including top line data from the phase 2b clinical trial

‘Cellular and Molecular Profiling of Dupuytren’s Disease: from the Lab to the Clinic’ Presented Wednesday, December 1, 2021, at 3pm EST

PALO ALTO, Calif., December 1, 2021 (GLOBE NEWSWIRE) -- 180 Life Sciences Corp. (NASDAQ: ATNF) (“180 Life Sciences” or the “Company”), a clinical-stage biotechnology company focused on the development of novel drugs that fulfill unmet needs in inflammatory diseases, fibrosis and pain, today announced that Professor Jagdeep Nanchahal from the University of Oxford, a co-founder of 180 Life Sciences, presented a keynote address entitled ‘Re-purposing anti-TNF for Dupuytren’s Disease’ at the 2021 International Dupuytren Symposium on Wednesday, December 1, 2021.

As part of the keynote address, Professor Nanchahal described how his team unraveled the molecular mechanisms underlying the pathogenesis of Dupuytren’s disease leading to the identification of Tumor Necrosis Factor (TNF) as a potential therapeutic target and clinical trials he led to identify the optimal dose and formulation of adalimumab, an anti-TNF biologic.

At the keynote, he also disclosed the top line data from the phase 2b clinical trial, for patients with early-stage disease, which met the primary end point of nodule hardness and the secondary end point of nodule size on ultrasound scan with statistically significant differences. There were no related severe adverse events. The full results have been submitted for publication in a peer-reviewed journal and will be disclosed on publication.

Additional information regarding Prof. Nanchahal’s address, found in the Current Report on Form 8-K which 180 Life Sciences filed today with the Securities and Exchange Commission.

The below is a link to the video presentation of Prof. Nanchahal’s address which will be accessible through the International Dupuytren website (https://dupuytrensymposium.org/scientific-program/).

About 180 Life Sciences Corp.

180 Life Sciences Corp. is a clinical-stage biotechnology company focused on the development of novel drugs that fulfill unmet needs in inflammatory diseases, fibrosis and pain by leveraging the combined expertise of luminaries in therapeutics from Oxford University, the Hebrew University and Stanford University. 180 Life Sciences is leading the research into solving one of the world’s biggest drivers of disease – inflammation. The Company is driving groundbreaking studies into clinical programs, which are seeking to develop novel drugs addressing separate areas of inflammation for which there are no effective therapies. The Company’s primary platform is a novel program to treat fibrosis using anti-TNF (tumor necrosis factor).

Forward-Looking Statements

This press release includes "forward-looking statements", including information about management’s view of the Company’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements and factors that may cause such differences include, without limitation, statements relating to expectations regarding the capitalization, resources, and funding of the Company; statements regarding adalimumab’s potential as a treatment for Dupuytren’s disease; that the top-line data 180 Life Sciences has reported is based on preliminary analysis of key efficacy and safety data, and such data may change following a more comprehensive review of the data related to the clinical trial and such top-line data may not accurately reflect the complete results of the trial expectations with respect to future performance, growth and anticipated acquisitions; the continued listing of the Company on The NASDAQ Stock Market; expectations regarding the capitalization, resources and ownership structure of the Company; expectations with respect to future performance, growth and anticipated acquisitions; the ability of the Company to execute its plans to develop and market new drug products and the timing and costs of these development programs; estimates of the size of the markets for its potential drug products; potential litigation involving the Company or the validity or enforceability of the intellectual property of the Company; global economic conditions; geopolitical events and regulatory changes; the expectations, development plans and anticipated timelines for the Company's drug candidates, pipeline and programs, including collaborations with third parties; access to additional financing, and the potential lack of such financing; and the Company’s ability to raise funding in the future and the terms of such funding. These risk factors and others are included from time to time in documents the Company files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. These reports and filings are available at www.sec.gov. All subsequent written and oral forward-looking statements concerning the Company, the studies described herein or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, including the forward-looking statements included in this press release, which are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as otherwise provided by law.

Investors:

Jason Assad

Director of IR

180 Life Sciences Corp

(678) 570-6791

Jason@180lifesciences.com

Media Relations:

Russo Partners

David Schull

David.Schull@russopartnersllc.com

(212) 845-4271